UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 06, 2023

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On October 6, 2023, the Board of Directors (the "Board") of Meta Materials, Inc. (also referred to herein as the “Company”, “we”, “us”, or “our”) appointed Mr. Philippe Morali to the Board, effective October 6, 2023, to fill the vacancy created by Mr. Eric Leslie's previously disclosed resignation. Mr. Morali was also appointed to serve as a member of the Audit Committee and the Human Resources and Compensation Committee of the Board.

Prior to joining our Board, Mr. Morali served as CFO for eSilicon Corporation from 2016 to 2020, a fabless ASIC and IP solutions vendor that was acquired by Inphi Corporation. Mr. Morali also served as CFO for Quantenna Communications, Inc., a fabless developer of Wi-Fi solutions from 2014 to 2016. Mr. Morali has also held leadership positions at Micron Technology, Inc., SanDisk Corporation, Palm, Inc., and 3Com Corporation; he started his professional career at the Hewlett Packard Company. Mr. Morali holds an MBA in Finance/International Business from the Columbia Business School, and a License ès Sciences Commerciales et Industrielles from the University of Geneva, Switzerland.

Mr. Morali will participate in our Outside Director Compensation Plan, pursuant to which he will receive, among other things, an initial grant of Restricted Stock Units valued at $100,000. The Outside Director Compensation Plan is filed as Exhibit 10.15.0 to our Annual Report on Form 10-K (as amended) originally filed with the SEC on March 23, 2023.

There are no transactions and no proposed transactions between Mr. Morali or any member of his immediate family and us or our subsidiaries that would require disclosure under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. Morali and any other person or entity pursuant to which Mr. Morali was appointed as our director.

Mr. Morali will enter into our standard form of indemnification agreement for directors and executive officers, which agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 29, 2021.

Item 7.01.	Regulation FD Disclosure.

On October 10, 2023, the Company issued a press release announcing the appointment of Mr. Morali to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated October 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	October 10, 2023	By:	/s/ George Palikaras
George Palikaras President and Chief Executive Officer